                                AMENDMENT NO. 2 TO
                      TRANSFER AGENCY AND SERVICES AGREEMENT


          This Amendment No. 2, dated as of March 5, 1998, is entered into between THE GALAXY FUND (the "Fund"), a Massachusetts business trust, and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG"), A Massachusetts corporation.

          WHEREAS, the Fund and FDISG have entered into a Transfer Agency and Services Agreement, dated as of June 1, 1997, as amended on February 27, 1998 (the "Transfer Agency Agreement"), pursuant to which the Fund appointed FDISG to act as the transfer agent, dividend disbursing agent and agent in connection with certain other activities for the Fund's portfolios; and

          WHEREAS, Section 25.1 of the Transfer Agency Agreement provides, in part, that no change, termination, modification or waiver of any term or condition of the Transfer Agency Agreement shall be valid unless in writing signed by each party;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. The following paragraph is added to Schedule A of the Transfer Agency Agreement as Section 10:

          "10. FULFILLMENT.

          FDISG will process and mail Fund marketing literature. Tasks include kit assembly, order processing and mailing of materials. This service may be terminated by the Fund upon ninety (90) days' written notice to FDISG."

          2.   The following is added to Schedule B of the Transfer Agency
Agreement:


"FULFILLMENT PRICING
--------------------
 Shareholder Kits
-----------------
 Self Mailer (68-71)                                    .1480

 Bond, Equity and Asset Allocation Kits (53-59)         .1480

 Fleet Payroll Kits - Money Market, Bond, Equity
 (10, 11, 31-33)                                        .3500

 Money Mkt., Variable Instit. Kits, A/P Form IRA        .4300
 & Reg (12, 63, 72, 50, 62)

 Annuity Kit, Exchange and Transfer (93-98)             .4800

 IRA, VIP & Retirement Kits (61, 85, 89, 90, 91)        .6100

 Total Service IRA Kit (91, 100)                       1.3000

 Annuity Fulfillment (99)                               .4800

 COLLEGE INVESTMENT KIT (100)                          2.0000

 NEW KITS (102, 110, 13)                                .4000

 NET WEST S/H KIT (103)                                 .3500

 NEW KITS (20, 200, 201, 220-222, 109)                  .3500

 NEW KITS (461A)                                        .3500

 New Broker Kit (FND-FIS)                             55.0000

 Investment Spec Report Dec. 1997                       .1800

 PK (Pro Kit w/supplements) (1-313)                     .0500

 Individual Items - Components                          .0500


 Other Fulfillment Charges                           9./pallet
--------------------------
 Warehouse Storage

 Transportation Charges - pass through/out-of-pocket

 Print Charges - pass through/out of pocket


          3. Appendix I to the Transfer Agency Agreement is amended and restated in its entirety to read as set forth in Appendix I hereto.

          4. The changes to the Transfer Agency Agreement effected by this Amendment No. 2 shall be effective as of May 1, 1998. Except to the extent amended hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the day and year first above written.



                         THE GALAXY FUND


                         By:  /s/ John T. O'Neill
                              -------------------
                         Name:  John T. O'Neill
                         Title: President



                         FIRST DATA INVESTOR
                         SERVICES GROUP, INC.


                         By:  /s/ Jylanne Dunne
                              ---------------------------
                         Name:  Jylanne Dunne
                         Title: Vice President

                                Appendix I

     Pursuant to Article 2 of this Agreement, FDISG has agreed to perform the services described in this Agreement in accordance with the Performance Standards set forth in this Appendix I. The parties agree that such Performance Standards, which are described below, may be revised from time to time upon the mutual agreement of the parties.

     Each of the performance standards will be monitored by a Quality Assurance Team:

     (a) In the event that FDISG fails to meet a particular Performance Standard (except any failure due to circumstances beyond its control) in any particular month, FDISG agrees to take appropriate corrective action within the following thirty (30) day period.

     (b) In the event that FDISG fails to meet a particular Performance Standard (except for any failure due to circumstances beyond its control) in two (2) consecutive months, the fee payable to FDISG hereunder for such service shall be reduced by one percent (1%) for the second of those two months.

     (c) In the event that FDISG fails to meet a particular Performance Standard (except for any failure due to circumstances beyond its control) for any three (3) consecutive months, the fee payable to FDISG hereunder for such service shall be reduced by one and one-half percent (1.5%) for the third of those three months.

     (d) In the event that FDISG fails to meet a particular Performance Standard (except for any failure due to circumstances beyond its control) for any three (3) months within a six (6) month period, the Fund shall have the right to terminate this Agreement upon forty-five (45) days' written notice to FDISG.

     (e) In the event that there is no specific fee for a particular service set forth in Schedule A hereto, then any reduction in the fee payable to FDISG as a result of a failure to meet a particular performance standard for that service hereunder shall be taken as a reduction in the annual per account maintenance fee.

     (f)  The Performance Standards shall be as follows:


                                                                     REQUIRED
                                                                     --------
                                                                     PERFORMANCE
                                                                     -----------
CATEGORY                       COMPONENTS                            LEVEL
--------                       ----------                            -----

QUALITY PERFORMANCE SCORE (Accuracy rating based on routine sampling and accuracy analysis by Quality Assurance Area of FDISG)

1. Financials                  Purchases, Redemptions, Exchanges,    98%
                               Adjustments (both financial and
                               non-financial adjustments)

2. Non-Financials              Maintenance (including address        98%
                               changes, option changes, ROA/LOI),
                               Legal Transfers, New Accounts

3. Print/Mail                  Statements, Confirms, Checks          98%

4. Correspondence              Financial and Non-Financial           98%
                               Correspondence

PRODUCTIVITY PERFORMANCE SCORE

1. Completed on day of         Purchases, Redemptions, Exchanges,    98%
receipt                        Financial Adjustments, New Accounts

2. Completed within five       Maintenance, non-financial, Legal     98%
business days of receipt       Transfers

Print/Mail:

3. Mailed on trade date + 1    Shareholder Checks                    98%

4. Mailed on trade date + 2    Shareholder Confirms                  98%

5. Mailed within 5 business    Statements                            98%
days following the end of the
reporting period

Shareholder Services:

6. Mailed within two business  Financial Correspondence              98%
days of receipt

7. Mailed within four          Non-Financial Correspondence          98%
business days of receipt

Phones:

8. Abandonment Rate                                                  3% or less

9. Average Speed of Answer                                           20 seconds
                                                                     or less

10. Service Level of Receipt                                         90% of all
                                                                     calls
                                                                     answered in
                                                                     20 seconds
                                                                     or less

11. Fulfillment Mailing        Processed within 24 hours of receipt  98%